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                                                                    EXHIBIT 99.1

                             EQUISTAR CHEMICALS, LP
                          EQUISTAR FUNDING CORPORATION

                                LETTER TO CLIENTS

                          for Tender of All Outstanding
                     Unregistered 10 5/8% Senior Notes due 2011
                                 in Exchange for
                      Registered 10 5/8% Senior Notes due 2011

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The Exchange Offer will expire at 5:00 p.m., New York City time, on            ,
2003 (the "Expiration Date"), unless sooner terminated or extended. Outstanding notes tendered in the exchange offer may be withdrawn at any time before 5:00 p.m., New York City time, on the Expiration Date.
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To Our Clients:

         We are enclosing with this letter a prospectus dated                  ,
2003 (the "Prospectus") of Equistar Chemicals, LP and Equistar Funding Corporation (together, the "Issuers") and the related letter of transmittal. These two documents together constitute the Issuers' offer to exchange their 10 5/8% Senior Notes due 2011 ( the "New Notes"), the issuance of which has been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of their issued and outstanding 10 5/8% Senior Notes due 2011 (the "Outstanding Notes"). The exchange of Outstanding Notes for New Notes and related documentation are referred to herein as the "Exchange Offer."

         The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Outstanding Notes being tendered for exchange.

         We are the holder of record of Outstanding Notes held by us for your own account. A tender of your Outstanding Notes held by us can be made only by us as the record holder according to your instructions. The letter of transmittal is furnished to you for your information only and cannot be used by you to tender Outstanding Notes held by us for your account.

         We request instructions as to whether you wish to tender any or all of the Outstanding Notes held by us for your account under the terms and conditions of the Exchange Offer. We also request that you confirm that we may, on your behalf, make the representations contained in the letter of transmittal.

         Under the Letter of Transmittal, each holder of Outstanding Notes will represent to the Issuers that:

         1. such person is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Issuers or a broker-dealer tendering Outstanding Notes acquired directly from the Issuers for its own account;

         2. if such person is not a broker-dealer or is a broker-dealer but will not receive New Notes for its own account in exchange for Outstanding Notes, it is not engaged in, and does not intend to participate in, a distribution of the New Notes;

         3. such person does not have an arrangement or understanding with any person to participate in the distribution of the Outstanding Notes or the New Notes within the meaning of the Securities Act;

         4. any New Notes to be received are being acquired in the ordinary course of business of the person receiving such New Notes; and

         5. if such person is a broker-dealer who will receive New Notes for its own account in exchange for Outstanding Notes, the Outstanding Notes to be exchanged for New Notes were acquired as a

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                  result of market-making activities or other trading
                  activities, and it will deliver a Prospectus in connection with any resale of those New Notes; however, by so acknowledging and by delivering a Prospectus, it will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                                     Very truly yours,

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         Please return your instructions to us in the enclosed envelope within ample time to permit us to submit a tender on your behalf before the Expiration Date.

                                 INSTRUCTION TO
                            DTC TRANSFER PARTICIPANT

To Participant of The Depository Trust Company:

         The undersigned hereby acknowledges receipt and review of the
prospectus dated                , 2003 (the "Prospectus") of Equistar Chemicals,
LP and Equistar Funding Corporation (together, the "Issuers") and the related letter of transmittal. These two documents together constitute the Issuers' offer to exchange their 10 5/8% Senior Notes due 2011 (the "New Notes"), the issuance of which has been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of their issued and outstanding 10 5/8% Senior Notes due 2011 (the "Outstanding Notes"). The exchange of Outstanding Notes for New Notes is referred to herein as an "Exchange Offer."

         This will instruct you, the registered holder and DTC participant, as to the action to be taken by you relating to the Exchange Offer for the Outstanding Notes held by you for the account of the undersigned.

         The aggregate principal amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):

         -----------------------------------------------------------------------
                                                                       Principal
         Title of Series                                                Amount
         ---------------                                                ------
         Equistar Chemicals, LP and Equistar Funding Corporation
         10 5/8% Senior Notes due 2011...............................
         -----------------------------------------------------------------------

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

         [_] To TENDER all Outstanding Notes held by you for the account of the undersigned.
         [_] To TENDER the following amount of Outstanding Notes held by you for the account of the undersigned:

         -----------------------------------------------------------------------
                                                                       Principal
         Title of Series                                                Amount
         ---------------                                                ------
         Equistar Chemicals, LP and Equistar Funding Corporation
         10 5/8% Senior Notes due 2011...............................
         -----------------------------------------------------------------------

         [_] NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.

         If no box is checked, a signed and returned Instruction to DTC Transfer Participant will be deemed to instruct you to tender all Outstanding Notes held by you for the account of the undersigned.

         If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that

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         1.       the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Issuers or a broker-dealer tendering Outstanding Notes acquired directly from the Issuers for its own account;

         2. if the undersigned is not a broker-dealer or is a broker-dealer but will not receive New Notes for its own account in exchange for Outstanding Notes, it is not engaged in, and does not intend to participate in, a distribution of New Notes;

         3. the undersigned does not have an arrangement or understanding with any person to participate in the distribution of the Outstanding Notes or the New Notes within the meaning of the Securities Act;

         4. any New Notes received are being acquired in the ordinary course of business of the undersigned; and

         5. if the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Outstanding Notes, the Outstanding Notes to be exchanged for New Notes were acquired as a result of market-making activities or other trading activities, and the undersigned will deliver a Prospectus in connection with any resale of those New Notes; however, by so acknowledging and by delivering a Prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                    SIGN HERE

Name of beneficial owner(s):
                            ----------------------------------------------------

Signature(s):
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Name(s) (please print):
                       ---------------------------------------------------------

Address:
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Telephone Number:
                 ---------------------------------------------------------------

Taxpayer Identification or Social Security Number:
                                                  ------------------------------

Date:
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